UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 19, 2026

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40675 Encyclopedia Circle

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	SCKT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 19, 2026, Socket Mobile, Inc. (the “Company”) received a notice (the “Deficiency Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of its common stock was below $1.00 per share for 30 consecutive business days. Nasdaq requires a minimum bid price of at least $1.00 per share (the “Minimum Bid Price”).

Under Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until November 16, 2026, to regain compliance. To do so, the closing bid price of the Company’s common stock must be at least the Minimum Bid Price for a minimum of 10 consecutive business days during that period. Nasdaq staff may, in its discretion, require a longer compliance period of up to 20 consecutive business days in certain circumstances.

If the Company does not regain compliance by November 16, 2026, Nasdaq staff may grant an additional compliance period of up to 180 days, provided the Company satisfies all other initial and continued listing requirements and gives Nasdaq written notice of its intent to cure the deficiency during that period. If Nasdaq staff determines that the Company cannot cure the deficiency or is otherwise ineligible, Nasdaq will notify the Company that its securities are subject to delisting. The Company may then appeal that determination to a Nasdaq hearings panel. There can be no assurance that additional time will be granted, that any appeal will be successful, or that the Company’s efforts to regain compliance will not adversely affect the market value of its common stock.

The Company intends to monitor the closing bid price of its common stock through November 16, 2026 and, if appropriate, evaluate available options to cure the deficiency and regain compliance with the Minimum Bid Price requirement.

The Deficiency Letter has no immediate effect on the listing of the Company’s common stock, which will continue to trade on the Nasdaq Capital Market under the symbol “SCKT.”

Although the Company is working to maintain the listing of its common stock on Nasdaq, there can be no assurance that it will regain or continue to satisfy all Nasdaq listing requirements. If the Company fails to do so, Nasdaq may delist its common stock. A delisting could make it more difficult to buy or sell the Company’s securities, obtain accurate market quotations, or raise capital in the public markets, and could materially reduce the market price of its common stock. Delisting could also discourage broker-dealers from making a market in or promoting the Company’s securities and deter certain institutions and investors from investing in them. Any of these effects could materially and adversely affect the Company’s financial condition, operations, and ability to maintain adequate capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ Lynn Zhao
Name: Lynn Zhao Vice President, Finance and Administration and Chief Financial Officer
Date: May 20, 2026